                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

================================================================================

                      First Supplemental Indenture of Trust

                                 by and between

                       Education Funding Capital Trust-III

                                       and

                                Fifth Third Bank,
                              as Indenture Trustee

                                       and

                                Fifth Third Bank,
                        as Trust Eligible Lender Trustee


                           Dated as of October 1, 2003

================================================================================

                      First Supplemental Indenture of Trust

     This First Supplemental Indenture of Trust (this "Supplemental Indenture") dated as of October 1, 2003 is by and between Education Funding Capital Trust-III, a Delaware statutory trust (the "Issuer"), Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio, as indenture trustee (the "Indenture Trustee"), and Fifth Third Bank, a banking corporation organized under the laws of the State of Ohio, as Trust Eligible Lender Trustee (the "Trust Eligible Lender Trustee"). All capitalized terms used in these preambles, recitals and granting clauses shall have the same meanings assigned thereto in the Indenture (defined below).

                              W I T N E S S E T H:
                              - - - - - - - - - -

     Whereas, the Issuer has previously entered into an Indenture of Trust dated as of October 1, 2003 (the "Indenture") among the Issuer, the Indenture Trustee and the Trust Eligible Lender Trustee; and

     Whereas, pursuant to Section 7.01 of the Indenture, the Issuer desires to enter into this Supplemental Indenture to amend the Indenture as set forth herein; and

     Whereas, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth; and

     Whereas, the Issuer and Citibank, N.A., New York ("Citibank"), have entered into that certain ISDA Master Agreement and its associated Schedule and Confirmation, each dated as of October 31, 2003 (collectively, the "Citibank Swap");

     Now, Therefore, in consideration of the foregoing, the parties hereto agree that the foregoing recitals are incorporated herein by reference and as follows:

     Section 1. Until the termination of the Citibank Swap in accordance with its terms and the payment of all amounts due thereunder, Section 2.03 of the Indenture is hereby amended to add the paragraph set forth below as a new fifth paragraph of Section 2.03. After the termination of the Citibank Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 1 shall be void and of no further force and effect.

          Notwithstanding any provision of this Indenture to the contrary, including the definitions of "Noteholder" and "Obligations" and the usage of those terms throughout this Indenture, no Counterparty shall have any consent rights, any voting rights, any rights to direct remedies upon the occurrence of an Event of Default, any rights to request the removal and replacement of the Indenture Trustee, or any similar rights granted hereunder to Noteholders or holders of Obligations; provided, however, that each Counterparty shall have the right to consent to any amendment to the Indenture that materially and adversely affects the amount, timing, and priority of payments due to that Counterparty under the

                                                    First Supplemental Indenture

     Indenture or that materially and adversely affects the Issuer's ability to make payments due to that Counterparty under the Indenture.

     Section 2. Until the termination of the Citibank Swap in accordance with its terms and the payment of all amounts due thereunder, Section 8.13 of the Indenture is hereby deleted in its entirety. After the termination of the Citibank Swap and the payment of all amounts due thereunder, the amendments set forth in this Section 2 shall be void and of no further force and effect.

     Section 3. The provisions of the Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Supplemental Indenture.

      [remainder of page intentionally left blank; signature page follows]

                                       2
                                                    First Supplemental Indenture

     In Witness Whereof, the Issuer, the Indenture Trustee, and the Trust Eligible Lender Trustee have caused this Supplemental Indenture to be duly executed by their respective officers, thereunto duly authorized and duly attested, all as of the day and year first above written.

                                        Education Funding Capital Trust-III,
                                           By Fifth Third Bank, not in its
                                           individual capacity, but solely as
                                           Co-Owner Trustee on behalf of the
                                           Trust


                                           By: /s/ Angela M. Weidell-LaBathe
                                               ---------------------------------
                                           Name: Angela M. Weidell-LaBathe
                                           Title: Assistant Vice President
                                                  and Senior and Senior Trust
                                                  Officer


                                        Fifth Third Bank, not in its individual
                                           capacity but solely as Indenture
                                           Trustee


                                        By: /s/ Angela M. Weidell-LaBathe
                                            ------------------------------------
                                           Name: Angela M. Weidell-LaBathe
                                           Title: Assistant Vice President
                                                  and Senior Trust Officer


                                        Fifth Third Bank, not in its individual
                                           capacity but solely as Trust
                                           Eligible Lender Trustee


                                        By: /s/ Angela M. Weidell-LaBathe
                                            ------------------------------------
                                           Name: Angela M. Weidell-LaBathe
                                           Title: Assistant Vice President and
                                                  Senior Trust Officer

                                                    First Supplemental Indenture